SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2009

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 West Imperial Highway, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

BMO Facility Waiver

On May 5, 2009, Ministry Partners Funding, LLC (“MPF"), the wholly-owned subsidiary of Ministry Partners Investment Company, LLC (the “Company”, “we”, or “our”), entered into a Waiver with Evangelical Christian Credit Union (“ECCU”) and BMO Capital Markets Corp. (“BMO Capital”) pursuant to which BMO Capital agreed to waive certain hedging requirements during the period commencing on April 16, 2009 and ending on May 31, 2009 (the “BMO Waiver”).  Under MPF’s credit facility arrangement with BMO Capital, an event of default occurs under the facility if a hedge deficit or surplus in excess of 10% exists and is not cured within five business days thereafter.  We have advised BMO Capital that MPF will be unable to comply with this requirement during the period commencing on April 16, 2009 and ending on May 31, 2009.

BMO Capital has also agreed to grant a limited waiver under the terms of the Loan, Security and Servicing Agreement entered into by and among MPF, as borrower; Fairway Finance Company, as lender; ECCU, as servicer; and BMO Capital, as agent (the “BMO Facility”), for certain loans current held in the facility that do not qualify as “eligible mortgage loans”, as that term is defined in the BMO Facility loan documents.  Under the BMO Facility loan documents, in order to qualify as an eligible mortgage loan, no more than eighteen months may have passed since the mortgage loan was initially included in the BMO Facility (the “Vintage Loan Requirement”).

We have advised BMO Capital that our wholly-owned subsidiary, MPF, will not be able to comply with the Vintage Loan Requirement during the period commencing on May 1, 2009 and ending on May 31, 2009.   Under the terms of the BMO Waiver, BMO Capital has agreed to waive any breach or violation of the BMO Facility loan documents resulting from MPF’s failure to (i) comply with its hedging requirement during the hedge waiver period, and (ii) comply with the Vintage Loan Requirement during the period commencing on May 1, 2009 and ending on May 31, 2009.  The Waiver is a limited waiver and does not otherwise constitute an amendment or modification of any provision of the BMO Facility loan documents, other than as specifically described in the BMO Waiver.

Takeout Financing Obligation

Under the BMO Facility loan documents, MPF agreed that, commencing on or after April 30, 2009, and continuing not less than twelve months thereafter, it would enter into a term securitization financing transaction, whole loan sale or other refinancing transaction in an amount equal to or greater than $50 million for the purpose of arranging takeout financing for certain mortgage loans held in the facility.  Given the current disruption in the global credit markets, including mortgage-backed securities, we advised BMO Capital that MPF would be unable to complete a takeout financing transaction as required by the BMO Facility loan documents.

We have been actively involved in discussions with BMO Capital in an effort to find a mutually acceptable solution regarding MPF’s inability to complete a takeout financing transaction as required under the BMO Facility loan documents.  We expect to complete these negotiations and enter into a mutually acceptable modification of the BMO Facility with BMO Capital on or before June 30, 2009.

By entering into the Waiver agreement and entering into discussions with BMO Capital regarding the modification of the BMO Facility loan documents, BMO Capital has advised us that MPF’s failure to satisfy its takeout financing obligation is not deemed to be an event of default under the BMO Facility loan documents.  Although we cannot guarantee a successful outcome in these discussions with BMO Capital, we anticipate that we will be able to reach an agreement that will avoid any declaration of an event of default under the BMO Facility loan documents.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is attached herewith:

Exhibit Number	Name of Exhibit

10.1	Waiver by and among Ministry Partners Funding, LLC, Evangelical Christian Credit Union and BMO Capital Markets Corp., effective as of May 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2009	MINISTRY PARTNERS INVESTMENT COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President